Exhibit 99.1
GigOptix, Inc. To Acquire Endwave Corporation
The Leader in Optical High Speed and the Leader in High Frequency RF Electronics to Combine
GigOptix and Endwave Also Provide Preliminary Financial Results for Fourth Quarter and 2010
Palo Alto, CA (February 7, 2011) GigOptix, Inc. (OTCBB: GGOX), a leading supplier of high performance electronic and electro-optic components that enable next generation 40G and 100G optical networks, today announced that it has signed a definitive merger agreement to acquire Endwave Corporation (NASDAQ: ENWV), a leading provider of high frequency RF solutions and semiconductor products for the wireless mobile backhaul communications, satellite communications, electronic instruments and defense and security markets. The combined company will retain the name GigOptix, Inc. to become a high speed, high frequency leader for optical and wireless communications. The acquisition is expected to close in the second quarter of this year.
“I am very excited about the strategic merger of GigOptix and Endwave. Once complete, the combined company will be well positioned to be a leader in high speed communication components. We are set to offer solutions to both the optical and microwave RF front ends that will drive continued growth and bring added value to our customers and stockholders,” commented Dr. Avi Katz, GigOptix’s Chairman of the Board of Directors and Chief Executive Officer. “Responding to the core issue of increasing bandwidth to meet customer demand has shaped the technology advancements for both companies. By combining Endwave’s extensive point to point microwave radio system knowledge and Monolithic Microwave IC (MMIC) product portfolio with GigOptix’s portfolio of optical modulators and broadband amplifiers, it positions us to not only expand our market opportunities, but also enables us to increase our penetration of the existing customer bases and market segments. The combined company will be able to leverage Endwave’s manufacturing and GigOptix’s high speed fiber optic front end technology to provide cutting-edge solutions for next generation 100G and 400G drivers and electro-optic sub-systems.”
Merger Highlights:
The merger will enable the combined company to:
•	Address customers’ growing needs for high speed solutions in both wireless mobile backhaul and optical networks by providing a one-stop-shop with a comprehensive solution portfolio to consolidate and simplify supply chains;

•	Strengthen its financial performance with estimated post-merger consolidated cash of about $16 million after payment of closing expenses and severance, as well as enhance revenue and deliver operational cost savings beginning in 2011, reaching approximately $1 million per quarter in 2012;

•	Strengthen the combined company’s high speed design capabilities in both point to point radio and optical networks while providing advanced and low cost assembly, testing and production through Endwave’s facility in Thailand;

•	Leverage GigOptix’s high speed broadband ICs, mixed signal technologies, and Thin Film Polymer on Silicon (TFPS™) technology and Endwave’s MLMS™ system-on-chip technology to further increase the level of integration of electro-optical front ends;

•	Develop electro-optical systems-on-a-chip such as integrated drivers and modulators; electro-optical transceivers on a chip; and microwave photonic transceivers for base stations;

•	Consolidate GigOptix’s microwave products with Endwave’s MMIC product line for commercial and military applications with the potential for expansion into the high speed instrumentation market;

•	Strengthen the combined company’s IC design capabilities in both GaAs and SiGe manufacturing processes, which will enable additional integration, functionality and cost reductions for products targeting microwave/millimeter wave and broadband fiber optic applications; and

•	Strengthen the company’s 40G, 100G and next generation 400G Surface Mount Technology (SMT) packaging capabilities by leveraging Endwave’s expertise in millimeter wave SMD packaging.

“The acquisition of Endwave, an acknowledged leader in high frequency point to point radio communication systems, confirms GigOptix’s continuous commitment to support new generation communication networks,” added Andrea Betti-Berutto, GigOptix’s Chief Technology Officer. “In addition to the many technical synergies between high speed RF microwave and millimeter wave radio and fiber optic network electronic designs, we see exciting growth opportunities for wireless mobile backhaul to build out the broadband communication infrastructure. Driven by increasing use of bandwidth intensive smartphones and services, the same market demands that force network operators to upgrade their optical equipment from 10Gb/s to 40Gb/s and 100Gb/s and next generation 400Gb/s, force operators to upgrade their mobile backhaul equipment to higher frequencies into the 71 to 95GHz E-band to support the increased bandwidth generated from cellular networks.”
“We have a proven track record of successfully integrating acquisitions. As with all transactions based upon our initial 2007 Strategic Plan of inorganic and organic growth, this merger with Endwave is the next step in our long-term vision of building the industry’s premier supplier of front end solutions for high speed optical and microwave RF communication links, based on solid financial foundations,” said Dr. Avi Katz. “We look forward to furthering our leadership position as the only pure play provider of electronic devices for high-speed fiber-optic and wireless communications covering all applications, all speeds and all distances. Adding Endwave’s products and manufacturing capabilities to the GigOptix catalog will further simplify our customers’ supply chain as we become the one-stop shop for solutions that address the demands of both the optical core and the mobile backhaul networks. The combined company will have a strong balance sheet with about $16 million of cash, a significant revenue base and together with the optimization of the sales, marketing, and operations teams we have a clear short term path to profitability.”
Commenting on the merger, Mr. John Mikulsky, Endwave’s President and Chief Executive Officer stated, “The merger of Endwave and GigOptix is an ideal combination of technology, opportunity and vision. As a combined company, I believe we can effectively build upon our technology leadership and success for a strong and exciting future. Together, we can deliver the most extensive and comprehensive product portfolio in the industry, providing customers with the highest quality yet cost-effective technology solutions. The Endwave team and I look forward to working with Dr. Katz and his team to achieve the next generation of success for the combined company.”
Terms of the Transaction:
Under the terms of the merger agreement, all outstanding shares of Endwave common stock, including those issuable upon settlement of outstanding restricted stock units, and outstanding in-the-money Endwave stock options, will be converted into shares of GigOptix common stock such that immediately after the merger, such shares represent approximately 42.5% of all outstanding GigOptix common stock. Based on the number of shares of Endwave and GigOptix common stock outstanding as of January 31, 2011, approximately 9.1 million shares of GigOptix common stock will be issued to holders of Endwave common stock, registered stock units and stock options. The issuance of shares will be made pursuant to an effective Registration
Statement on Form S-4 to be filed shortly with the Securities and Exchange Commission. GigOptix will continue its best efforts to list GigOptix common stock on NYSE Amex or another national securities exchange.
The transaction is subject to customary closing conditions and regulatory approvals, as well as the approval of the merger by Endwave’s stockholders. The merger is expected to close during the second quarter of 2011.
A PowerPoint presentation has been posted on the Web site of both companies, detailing the transaction rationale, motivation and prospects of the merger between GigOptix and Endwave.
Key Management and Board of Directors
Dr. Katz will maintain his positions as Chairman of the Board of Directors, Chief Executive Officer and President of the combined company. Curt P. Sacks, the current Chief Financial Officer of Endwave, will serve as the Chief Financial Officer of the combined company. Andrea Betti-Berutto, the current Chief Technology Officer of GigOptix, will serve as the Chief Technology Officer of the combined company. Other key executives from both companies will serve on the management team. GigOptix’s new Board of Directors will consist of all five existing GigOptix directors and two directors that will be recommended by the Endwave Board of Directors, subject to the approval of the GigOptix Chairman of the Board, one of which will be Mr. Mikulsky.
GigOptix Fourth Quarter and 2010 Preliminary Financial Results (unaudited)
GigOptix will formally announce fourth quarter and 2010 year end financial results on February 24, 2011, followed by a discussion of the acquisition in greater detail.
Fourth quarter revenue is expected to be above $8.0 million, representing an increase of more than 10.0 percent compared to the third quarter, and exceeding GigOptix’s previously stated guidance of a 7 to 10 percent increase. Adjusted EBITDA (defined as income or loss from operations net of depreciation, amortization, stock-based compensation expense and restructuring expenses) is estimated to be above $1.1 million, an increase of approximately $0.3 million over the third quarter of 2010. For the full year 2010, revenue is expected to be $26.9 million, an approximate 81.2 percent increase over 2009. Adjusted EBITDA for 2010 is approximated to be $1.9 million. Cash and investments as of December 31, 2010 are estimated at $4.3 million.
Endwave Fourth Quarter and 2010 Preliminary Financial Results (unaudited)
Endwave will formally announce fourth quarter and 2010 year end financial results on February 24, 2011.
Fourth quarter revenue is expected to be $4.1 million, consistent with the prior quarter and in line with previous expectations for the quarter. Adjusted EBITDA for the fourth quarter is estimated to be a loss of $1.8 million. For the full year 2010, revenue is expected to be $16.7 million, an approximate 14.3 percent decrease over 2009. Adjusted EBITDA for 2010 is estimated to be a loss of $6.7 million. Cash and investments as of December 31, 2010 are estimated at $23.5 million.
GigOptix Fourth Quarter 2010 Conference Call and Webcast Information:
GigOptix will release its fourth quarter and full year 2010 financial results on February 24, 2011 after the market closes. Following the press release, Dr. Katz, Chairman and Chief Executive Officer, and Mr. Jeff Parsons, Acting Chief Financial Officer, will host a live audio webcast and conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time).
Date: Thursday, February 24, 2011
Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Conference Call Number: 1-866-831-5605
International Call Number: 1-617-213-8851
Pass Code: 32465894
The conference call replay will be available beginning two hours after the call and until midnight Eastern Time on March 3, 2011. The replay dial-in number is 1-888-286-8010, and the pass code is 91541970. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s Web site at http://ir.gigoptix.com.
Endwave Fourth Quarter 2010 Conference Call and Webcast Information
Endwave will release its fourth quarter and full year 2010 financial results on February 24, 2011 after the market closes. Following the press release, John Mikulsky, Chief Executive Officer, and Curt Sacks, Chief Financial Officer, will host a live audio webcast and conference call at 4:30 p.m. Eastern Time.
Date: Thursday, February 24, 2011
Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Conference Call Number: 1-480-629-9644
Pass Code: 4407641

Starting approximately one hour after the completion of the live call, a replay will also be available until March 4, 2011. The replay dial-in number is 1-303-590-3030, and the pass code is 4407641. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s Web site at www.endwave.com
Additional Information About This Transaction
In connection with the proposed transaction, GigOptix will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a proxy statement of Endwave and a prospectus of GigOptix. The definitive proxy statement/prospectus will be mailed to stockholders of Endwave. GigOptix and Endwave urge investors and security holders to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information about the proposed transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by GigOptix and Endwave with the SEC at the SEC’s Web site at www.sec.gov. The proxy statement/prospectus (when it is available) and other documents filed by GigOptix or Endwave with the SEC relating to the proposed transaction may also be obtained for free by accessing GigOptix’s Web site at www.gigoptix.com by clicking on the link for “Investor”, then clicking on the link for “SEC Filings”, or by accessing Endwave’s Web site at www.endwave.com and clicking on the “Company” link and then clicking on the link for “SEC Filings” underneath the heading “Investor Relations”.
Participants in the Merger
GigOptix, Endwave and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Endwave stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Endwave stockholders in connection with the proposed transaction, including the interests of such participants in the proposed transaction, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about GigOptix’s executive officers and directors in GigOptix’s definitive proxy statement filed with the SEC on October 28, 2010. You can find information about Endwave’s executive officers and directors in Endwave’s definitive proxy statement filed with the SEC on June 11, 2010. You can obtain free copies of these documents from GigOptix or Endwave, respectively, using the contact information below.
About GigOptix, Inc.
GigOptix is a leading supplier of high performance electronic and electro-optic components that enable next generation 40G and 100G fiber-optic telecommunications and data-communications networks. The Company offers a broad portfolio of high speed electronic devices including polymer electro-optic modulators, modulator drivers, laser drivers and receiver amplifiers for telecom, datacom, Infiniband and consumer optical systems, covering serial and parallel communication technologies from 1G to 100G. GigOptix also offers the widest range of mixed-signal and RF ASIC solutions in the market including Standard Cell, Hybrid and Structured ASICs targeting the Consumer, Industrial, Defense & Avionics industries. For more information, please visit www.gigoptix.com.
About Endwave Corporation
Endwave Corporation designs, manufactures and markets high frequency RF solutions and semiconductor products that enable the transmission, reception and processing of high-frequency signals in the telecommunications, satellite communications, electronic instruments and defense and security markets. Endwave has 43 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Salem, NH and Chiang Mai, Thailand. Additional information about the Company can be accessed from the Company’s Web site at www.endwave.com.
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Forward Looking Statements
Statements made in this release, other than statements of historical fact, are forward-looking statements, including any statement that refers to expectations, projections or other characterizations of future events or circumstances and those which can be identified by the use of forward-looking terminology such as “expects,” “plans,” “may,” “should,” or “anticipates” and other similar expressions. Forward-looking statements are subject to a number of known and unknown risks, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include the impact of merger with respect to reduction in time and costs to develop new products, the ability to cross-sell to new clients, the success of product sales in new markets, the amount of cost savings, the ability to integrate the team, the new management and the new directors, and those risks and uncertainties described in GigOptix’s and Endwave’s periodic reports filed with the SEC, and in news releases and other communications. GigOptix and Endwave disclaim any intention or duty to update any forward-looking statements made in this release.
Media Contact:
GigOptix, Inc.
Parker Martineau
Corporate Communications Manager
650-424-1937
pmartineau@gigoptix.com

GigOptix Investor Contact:	Endwave Investor Contact:
Leanne Sievers, EVP	Mary McGowan
Shelton Group Investor Relations	Summit IR Group, Inc.
949-224-3874	408-404-5401
lsievers@sheltongroup.com	mary@summitirgroup.com